Exhibit 21.1

Lydall, Inc. Subsidiary List as of December 31, 2020

Parent Company
Lydall, Inc.

First tier
Lydall International, Inc.
Lydall Netherlands B.V.
Lydall North America, LLC
Lydall Performance Materials, Inc.
Lydall Thermal/Acoustical, Inc.
Southern Felt Company, Inc.
Susquehanna Capital Acquisition Co.

Second tier
Interface Sealing Solutions Hong Kong Limited
Lydall France S.A.S.
Lydall Gerhardi GmbH & Co. KG
Lydall Holdings GmbH
Lydall Performance Materials (US), Inc.
Lydall Performance Materials B.V.
Lydall Sealing Solutions, Inc.
Lydall Thermal/Acoustical (Taicang) Company Limited
Lydall UK Ltd.
Texel Technical Materials Inc.

Third tier
Afitex Texel Geosynthetics Inc.
Andrew Industries (Hong Kong) Limited
Lydall Gutsche GmbH & Co. KG
Lydall Performance Materials India, LLP
Interface Sealing Solutions (Shanghai) Company Limited
Lydall Industrial Filtration (EMEA) Limited
Lydall Industrial Filtration Textile Manufacturing (EMEA) Limited
Lydall Industrial Textile Manufacturing Company (Wuxi) Limited
Lydall Performance Materials Altenkirchen GmbH
Lydall Performance Materials Europe SARL
Lydall Performance Materials S.A.S.
Lydall Thermique/Acoustique S.A.S.
Texel Geosol Inc.

Fourth tier
Lydall Industrial Textile Manufacturing Company (Shanghai) Limited
Gutsche Holding GmbH

Fifth tier
Leaseford Enterprises Limited

Sixth tier
Gutsche Environmental Technology (Yixing) Co. Ltd.